                                                                   EXHIBIT 10.13



                            ASSET PURCHASE AGREEMENT
                            ------------------------


                                 BY AND BETWEEN

                                    BTG, INC.
                            a Virginia corporation


                                       AND

                                   SSDS, INC.
                             a Colorado corporation


                                February 28, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I
         DEFINITIONS .............................................................................................1

ARTICLE II
         ACQUISITION OF ASSETS....................................................................................6
         2.1      Purchase and Sale of the Assets.................................................................6
         2.2      Excluded Assets.................................................................................7
         2.3      Assumed Liabilities.............................................................................8
         2.4      Retained Liabilities............................................................................8

ARTICLE III
         PURCHASE PRICE AND CLOSING..............................................................................10
         3.1      Purchase Price for Assets......................................................................10
         3.2      Adjustment of the Purchase Price...............................................................10
         3.3      Allocation of the Purchase Price...............................................................11
         3.4      Closing of the Purchase........................................................................12
         3.5      Consents.......................................................................................12

ARTICLE IV
         REPRESENTATIONS OF SELLER...............................................................................12
         4.1      Due Organization and Qualification.............................................................12
         4.2      Title to Property..............................................................................13
         4.3      Authority of Seller; Consents..................................................................13
         4.4      Financial Statements; Books and Records; No Change.............................................14
         4.5      Taxes..........................................................................................15
         4.6      Compliance with Laws.  Except as set forth on Schedule 4.6:....................................15
         4.7      Permits........................................................................................15
         4.8      Litigation.....................................................................................16
         4.9      Contracts and Other Agreements.................................................................16
         4.10     Accounts Receivable............................................................................17
         4.11     Tangible Property..............................................................................17
         4.12     Year 2000......................................................................................17
         4.13     Intellectual Property..........................................................................17
         4.14     Real Property..................................................................................17
         4.15     Liabilities....................................................................................18
         4.16     Suppliers and Customers........................................................................18
         4.17     Benefit Plans and ERISA........................................................................18
         4.18     Curtailment of Operations......................................................................19
         4.19     Employee Relations.............................................................................19
         4.20     Insurance......................................................................................19
         4.21     Relationships..................................................................................19

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
         4.22     Broker's or Finder's Fees......................................................................19
         4.23     Employees......................................................................................19
         4.24     Environmental Matters..........................................................................19
         4.25     Compliance with ADA............................................................................20
         4.26     Solvency.......................................................................................20
         4.27     Disclosure.....................................................................................20

ARTICLE V
         REPRESENTATIONS OF BUYER................................................................................21
         5.1      Due Incorporation and Qualification of Buyer...................................................21
         5.2      Authority of Buyer.............................................................................21
         5.3      Broker's or Finder's Fees......................................................................21
         5.4      Disclosure.....................................................................................21

ARTICLE VI
         REGULATORY COMPLIANCE...................................................................................22
         6.1      Bulk Sales Compliance..........................................................................22
         6.2      COBRA..........................................................................................22
         6.3      WARN Act.......................................................................................22
         6.4      HSR Act........................................................................................22
         6.5      Other..........................................................................................22

ARTICLE VII
         COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING..........................................................22
         7.1      Assigned Contracts.............................................................................22
         7.2      Conduct of Business............................................................................22
         7.3      Preservation of Business.......................................................................23
         7.4      Notice of Events...............................................................................23
         7.5      Examinations and Investigations................................................................23
         7.6      No Negotiation by Seller.......................................................................24
         7.7      Commercially Reasonable Efforts................................................................24
         7.8      Shareholder Approvals; Change of Name..........................................................24
         7.9      Employee Matters...............................................................................25
         7.10     Microsoft Licenses.............................................................................25

ARTICLE VIII
         COVENANTS TO BE PERFORMED AFTER THE CLOSING.............................................................25
         8.1      Covenant not to Compete or Solicit.............................................................25
         8.2      Collection of Accounts Receivable..............................................................26
         8.3      Retention of/Access to Business Records and Employees..........................................27
         8.4      Audit and Access...............................................................................27
         8.5      Minimum Net Worth..............................................................................27
         8.6      Confidential Information.......................................................................28
         8.7      Customer Claims................................................................................28
         8.8      Fairfax Lease..................................................................................28

ARTICLE IX

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
         CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE................................................29
         9.1      Representations, Warranties and Agreements.....................................................29
         9.2      Governmental Permits and Approvals.............................................................29
         9.3      Third Party Consents...........................................................................29
         9.4      Litigation.....................................................................................30
         9.5      No Material Adverse Change.....................................................................30
         9.6      Transfer Documents.............................................................................30
         9.7      Legal Opinion..................................................................................30
         9.8      Other Agreements...............................................................................30
         9.9      Retention Agreements...........................................................................30
         9.10     Transition Services Agreement..................................................................30
         9.11     Non-Compete and Confidentiality Agreement and Smith Agreement..................................30
         9.12     Certificates, Etc. of Seller...................................................................30
         9.13     Shareholder Approvals..........................................................................30
         9.14     Financial Statement Delivery...................................................................30
         9.15     Approval of Counsel to Buyer...................................................................31

ARTICLE X
         CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE...............................................31
         10.1     Representations, Warranties and Agreements.....................................................31
         10.2     Governmental Permits and Approvals.............................................................31
         10.3     Litigation.....................................................................................31
         10.4     Legal Opinion..................................................................................31
         10.5     The Purchase Price.............................................................................32
         10.6     Assumption of Assumed Liabilities..............................................................32
         10.7     Other Agreements...............................................................................32
         10.8     Retention Agreements...........................................................................32
         10.9     Approval of Counsel to Seller..................................................................32
         10.10    Certificates, Etc. of Buyer....................................................................32
         10.11    Shareholder Approvals..........................................................................32

ARTICLE XI
         ACTIONS TO BE TAKEN AT THE CLOSING......................................................................32
         11.1     Transfer and Assumption Documents..............................................................32
         11.2     Third Party Consents...........................................................................32
         11.3     The Purchase Price.............................................................................32
         11.4     Other Agreements...............................................................................33
         11.5     Certificate of Seller..........................................................................33
         11.6     Certificate of Buyer...........................................................................33
         11.7     Legal Opinion Delivered to Buyer...............................................................33
         11.8     Legal Opinion Delivered to Seller..............................................................33
         11.9     Employee Agreements............................................................................33
         11.10    Transition Services Agreement..................................................................33

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
ARTICLE XII
         SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND COVENANTS; INDEMNIFICATION......................33
         12.1     Survival of Representations, Warranties and Covenants..........................................33
         12.2     Indemnity Agreements of Seller.................................................................33
         12.3     Indemnity Agreement of Buyer...................................................................34
         12.4     Indemnification Procedure for Third Party Claims...............................................34
         12.5     Litigation Support.............................................................................35
         12.6     Limitations on Indemnification.................................................................35
         12.7     Seller's Indemnification Obligation ...........................................................36

ARTICLE XIII
         TERMINATION OF AGREEMENT................................................................................36
         13.1     Termination....................................................................................36
         13.2     Survival.......................................................................................36

ARTICLE XIV
         CERTAIN ADDITIONAL AGREEMENTS...........................................................................37
         14.1     Public Statements; Confidentiality of Information..............................................37
         14.2     Expenses; Sales Tax............................................................................37
         14.3     Waivers and Consents...........................................................................37
         14.4     Notices........................................................................................37
         14.5     Further Assurances.............................................................................39
         14.6     Entire Agreement...............................................................................39
         14.7     Construction...................................................................................39
         14.8     Rights of Third Parties........................................................................39
         14.9     Headings.......................................................................................40
         14.10    Governing Law..................................................................................40
         14.11    Submission to Jurisdiction; Waivers............................................................40
         14.12    Parties in Interest............................................................................40
         14.13    Counterparts and Facsimile Signatures..........................................................40
         14.14    Severability...................................................................................40

LIST OF EXHIBITS
LIST OF SCHEDULES

                                LIST OF EXHIBITS
                                ----------------

Exhibit A         Escrow Agreement

Exhibit B         Legal Opinion from Counsel to Seller

Exhibit C         Legal Opinion from Counsel for Buyer

Exhibit D         Bill of Sale, Assignment and Assumption Agreement

Exhibit E-1       Retention Agreement

Exhibit E-2       Offer Letter

Exhibit F         Transition Services Agreement

Exhibit G         Sub Contract Agreement

Exhibit H         Sub-Lease Agreement

Exhibit I         Security Agreement

Exhibit J         Non-Compete and Confidentiality Agreement - James O. Mulford

Exhibit K         Retention Agreement - Harold C. Smith

Exhibit L         License Agreement

                                LIST OF SCHEDULES
                                -----------------

Schedule 2.1.1             Leases
Schedule 2.1.2             Equipment
Schedule 2.1.6             Office Assets
Schedule 2.2.4             Excluded Contracts
Schedule 2.2.5             Excluded Accounts Receivable
Schedule 2.3.3             Certain Assigned Contracts
Schedule 3.3               Allocation of Purchase Price
Schedule 4.1.1             Capitalization; Securities Agreements
Schedule 4.2               Property Title Exceptions
Schedule 4.2(a)            Used Assets
Schedule 4.3.3             Consents and Approvals
Schedule 4.4.1             ENS Financial Statements
Schedule 4.4.3             No Changes
Schedule 4.4.4             Seller's Financial Statements
Schedule 4.5.1             Taxes
Schedule 4.5.2             Tax Information
Schedule 4.6               Compliance with Laws
Schedule 4.7               Permits
Schedule 4.8               Litigation
Schedule 4.9.1             Material Contracts
Schedule 4.10              Accounts Receivable
Schedule 4.11              Condition of Tangible Property
Schedule 4.13              Intellectual Property Assets
Schedule 4.14              Leased Real Property
Schedule 4.15              Liabilities
Schedule 4.16              Suppliers and Customers
Schedule 4.17              Employee Benefit Plans
Schedule 4.20              Insurance Policies
Schedule 4.21              Certain Relationships
Schedule 4.23              Employee Information
Schedule 4.24              Environmental Matters
Schedule 7.9.1(a)          Retention Agreements
Schedule 7.9.1(b)          Offer Letters
Schedule 7.9.2             Terminated Employees
Schedule 9.3               Required Consents

                            ASSET PURCHASE AGREEMENT

       THIS AGREEMENT (the "Agreement") is made as of the 28th day of February, 2000, by and between BTG, Inc., a Virginia corporation ("Buyer"), and SSDS, Inc., a Colorado corporation ("Seller").

                                   WITNESSETH:

       WHEREAS, Enterprise Network Solutions ("ENS") is an operating unit of Seller that is referred to internally by Seller using that name; and

       WHEREAS, Seller desires to sell, and Buyer desires to acquire, substantially all of the assets, properties and rights used in the client/server and web-based network integration services business conducted by ENS;

       NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

       For the purposes of this Agreement, the following terms will have the meanings ascribed to them in this Article I.

       1.1 "Accounts Receivable" means the accounts and notes receivable and other rights to payment of Seller, whether or not billed or invoiced, and the full benefit of all security for such accounts, notes or rights of payment, in each case, arising from the Business and any claim, remedy or other right directly related to any of the foregoing.

       1.2    "Acquisition Proposal" has the meaning set forth in Section 7.6.1.

       1.3    "Agreement" has the meaning set forth in the Introduction.

       1.4    "Assets" has the meaning set forth in Section 2.1.

       1.5 "Assigned Contracts" means those contracts, agreements and commitments not listed on Schedule 2.2.4: (a) under which Seller has or may acquire any rights or benefits constituting part of the Business, (b) under which Seller has or may become subject to any obligation or Liability relating to the Business, or (c) to which Seller or any of the Assets is or may become bound.

       1.6    "Assumed Liabilities" has the meaning set forth in Section 2.3.

       1.7    "Audited Statements" has the meaning set forth in Section 9.14.

       1.8 "Bill of Sale, Assignment and Assumption Agreement" means the form of agreement attached hereto as Exhibit D.

       1.9 "Business" means the client/server and web-based network integration services business and business operations as conducted by ENS as a going concern at any time within the 12 month period immediately preceding the date hereof.

       1.10   "Buyer" has the meaning set forth in the Introduction.

       1.11   "Cash Consideration" has the meaning set forth in Section
3.1.1(a).

       1.12   "Closing" has the meaning set forth in Section 3.4.

       1.13   "Closing Balance Sheet" has the meaning set forth in Section
3.2.1.

       1.14   "Closing Balance Sheet Report" has the meaning set forth in
Section 3.2.1.

       1.15   "Closing Date" has the meaning set forth in Section 3.4.

       1.16   "Closing Date Net Worth" has the meaning set forth in Section
3.2.3.

       1.17   "COBRA" has the meaning set forth in Section 2.4.10.

       1.18   "Confidential Information" has the meaning set forth in Section
8.6.

       1.19   "Deficiency" has the meaning set forth in Section 3.2.3.

       1.20 "Earnest Money Deposit" has the meaning set forth in Section 3.1.1(a)(i).

       1.21 "Employee Benefit Plan" means any: (a) savings, profit-sharing, pension, stock-purchase or other defined contribution or defined-benefit retirement plan or arrangement which is an Employee Pension Benefit Plan and which is intended to be "qualified" within the meaning of section 401(a) of the IRC; (b) non-qualified deferred-compensation plan or other retirement plan, bonus, stock-option or other incentive plan, contract, arrangement or practice, or (c) sick leave, fringe benefit, medical, dental, life insurance, disability or other arrangement which is an Employee Welfare Benefit Plan maintained or contributed to by Seller or ENS and in which one or more of the current or former employees of ENS (including beneficiaries of employees or former employees) participates, is eligible to participate or has participated within the immediately preceding six years or for which ENS may have any liability (including potential liability) regardless of whether any current or former ENS employee participates or participated in such Employee Benefit Plan).

       1.22   "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

       1.23   "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

       1.24   "ENS" has the meaning set forth in the Introduction.

       1.25   "ENS Financial Statements" has the meaning set forth in Section
4.4.1.

       1.26 "Environmental Law or Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, treaties, ordinances, codes, decrees, or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection, health or safety matters, including all requirements pertaining to reporting, licensing, permitting, investigation, removal or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants or relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants or contaminants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substance Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, and the Clean Water Act, all as may have been amended.

       1.27 "ERISA" means Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

       1.28 "Escrow Agreement" means the form of agreement attached hereto as Exhibit A.

       1.29   "Excess" has the meaning set forth in Section 3.2.4.

       1.30   "Excluded Assets" has the meaning set forth in Section 2.2.

       1.31 "GAAP" means generally accepted accounting principles consistently applied in the United States.

       1.32 "Hazardous Materials" means any substance (a) the presence of which is at, on, over, beneath, in or upon any real or personal property, building, structure, container of any nature or description, subsurface strata, ambient air or ambient water (including surface and groundwater) and requires investigation, removal or remediation under any Environmental Law, (b) which is or becomes defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant" or "contaminant" under any Environmental Law, (c) which is or becomes regulated by any governmental authority under any Environmental Law,
(d) the presence of which causes or threatens to cause a nuisance or trespass upon real property or to the adjacent properties or poses a hazard to the environment, and/or to the health or safety of persons on or about any real property, and/or (e) which contains urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos containing materials, radon, petroleum or petroleum products.

       1.33   "HSR Act" has the meaning set forth in Section 4.3.3.

       1.34 "Independent Accounting Firm" has the meaning set forth in Section 3.2.1.

       1.35 "Intellectual Property Assets" means all intellectual property owned, used or licensed (as licensor or licensee) by Seller, and directly used in the Business or related to Assets, including: (a) Seller's and ENS' name, all assumed fictional business names, trading names, registered and unregistered trademarks, service marks, and applications, and all derivatives thereof; (b) all patents, patent applications, and inventions and discoveries that may be patentable; (c) all registered and unregistered copyrights in both published works and unpublished works; (d) all rights in mask works; (e) all know-how, trade secrets, confidential or proprietary information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints; and (f) all rights in internet websites and internet domain names. Intellectual Property Assets shall specifically exclude any information and/or know-how owned by KWI, relating to the configuration, operation and/or performance of Internet connections, intranet and/or websites owned or controlled by KWI, information relating to substantially automated staffing services systems and processes ("Staffing Services Systems") owned by KWI, which includes but is not limited to any patents and/or patent applications relating to Staffing Services Systems, as well as any divisionals, continuations, reissues, and foreign patents and applications which relate thereto, any software or system applications used by KWI in operating its recruiting business which are based on and/or relate to software or system applications which KWI has purchased or licensed from the Remedy Corporation, and any information, processes, or procedures owned by KWI, which are related to providing a benchmarking assessment of client's recruitment and retention procedures and policies which KWI uses in operating its recruiting business.

       1.36 "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

       1.37 "Knowledge of Seller" or "to Seller's Knowledge" or similar phrase means the knowledge of James O. Mulford, Jeffrey Rudolph, Hugh A. Norton or Harold C. Smith. Any individual will be deemed to have knowledge of a particular fact or other matter if such individual, after reasonable investigation, is actually aware of such fact or other matter.

       1.38 "KWI" means Knowledge Workers, Inc., a Colorado corporation and subsidiary of Seller.

       1.39 "License Agreement" means the form of agreement attached hereto as Exhibit L.

       1.40 "Liability or Liabilities" means, with respect to any Person, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility of such Person, known or unknown, asserted or unasserted, fixed or unfixed, matured or unmatured, liquidated or unliquidated, secured or unsecured, accrued or unaccrued, due or to become due, absolute, contingent or otherwise executory and whether or not the same, is required to be accrued on the financial statements of such Person.

       1.41   "Losses" has the meaning set forth in Section 12.2.

       1.42 "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, assets, prospects, financial condition or results of operations of such Person.

       1.43   "Material Contracts" has the meaning set forth in Section 4.9.1.

       1.44 "Non-Compete and Confidentiality Agreement" means the form of agreement attached hereto as Exhibit J.

       1.45   "Non-Disclosure Agreement" has the meaning set forth in Section
14.6.

       1.46 "Offer Letter" means the form of offer letter attached hereto as Exhibit E-2.

       1.47 "Ordinary Course of Business" or "Ordinary Course" means, with respect to any Person, the ordinary course of business consistent with past custom and practice of such Person or the business of such Person.

       1.48 "Permits" means all licenses, permits, orders and approvals of any federal, state or local governmental or regulatory bodies that are material to or necessary for the conduct of the Business.

       1.49 "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, agency, other entity or groups of entities, or governmental body.

       1.50   "Purchase Price" has the meaning set forth in Section 3.1.1.

       1.51 "Plan Affiliates" means each person, entity or business organization with whom Seller or ENS constitutes or has constituted all or part of a control group, or which would be treated or has been treated with Seller or ENS as under common control or whose employees would be treated or have been treated as employed by Seller or ENS, under section 414 of the IRC or section 4001(b) of ERISA.

       1.52 "Retention Agreement" means the form of agreement attached hereto as Exhibit E-1.

       1.53   "Returns" has the meaning set forth in Section 4.5.1.

       1.54   "Representatives" has the meaning set forth in Section 7.5.

       1.55 "Security Agreement" means the form of agreement attached hereto as Exhibit I.

       1.56 "Security Interest" means any mortgage, pledge, security interest, option, pledge, security interest, easement, encroachment, right of first option, restriction, encumbrance, charge, claim, or other lien.

       1.57 "Seller" has the meaning set forth in the Introduction, and for all purposes in this Agreement, shall include ENS.

       1.58 "Seller's December 31, 1999, Financial Statements" has the meaning set forth in Section 4.4.4.

       1.59 "Smith Agreement" means the form of agreement attached hereto as Exhibit K.

       1.60   "Staffing Services Systems" has the meaning set forth in Section
1.35.

       1.61 "Sub-Contract Agreement" means the form of agreement attached hereto as Exhibit G.

       1.62 "Sub-Lease Agreement" means the form of agreement attached hereto as Exhibit H.

       1.63 "Tangible Property" shall mean the tangible property described in Sections 2.1.1, 2.1.2, and 2.1.6.

       1.64 "Tax" means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, net worth, self-employment, Medicaid, or any other tax, including any interest, penalty or addition thereto, whether disputed or not.

       1.65 "Transaction" means the transactions contemplated by this Agreement and the other Transaction Documents.

       1.66   "Transaction Documents" means, collectively, (a) this Agreement,
(b) any Schedule or Exhibit to this Agreement, and (c) any certificate, agreement or other document delivered or deliverable at Closing.

       1.67 "Transition Services Agreement" means the form of agreement attached hereto as Exhibit F.

       1.68   "UV Ventures" has the meaning set forth in Section 4.1.1.

       1.69 "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, as amended.

                                   ARTICLE II

                              ACQUISITION OF ASSETS

       2.1 Purchase and Sale of the Assets. At the Closing and subject to the terms and conditions stated herein, Seller agrees to sell, assign, convey and transfer to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to all of Seller's assets, properties and rights, real, personal or mixed, tangible and intangible, of every kind and description wherever located that are used directly in the conduct of the Business, with the exception of the Excluded Assets, as hereinafter defined. All of the assets, properties and rights to be transferred to Buyer are herein referred to collectively as the "Assets." Seller's sale, conveyance, assignment and transfer of the Assets shall be free and clear of any Security Interest. Without limitation, the Assets shall include all of the items enumerated below, excepting the Excluded Assets:

              2.1.1 All real property leases and leasehold improvements and all rights in easements, driveways and signs, as set forth on Schedule 2.1.1;

              2.1.2 All vehicles, machinery and equipment, tools, furniture, leasehold improvements, fixtures and supplies, or any related capitalized items and other tangible property which are owned by Seller and used directly in the Business as of the Closing Date, including but not limited to, those items as described on Schedule 2.1.2;

              2.1.3  All Accounts Receivable as of the Closing Date;

              2.1.4 To the extent transferable, all Permits and all pending applications therefor or renewals thereof;

              2.1.5 All business and financial records (exclusive of tax records) relating to the Business, including, without limitation, all sales data, pricing and cost information, research and development records, operating guides and manuals, studies, correspondence, reports, customer and supplier lists, credit records, sales literature and business and marketing plans relating to the Business;

              2.1.6 Those specific assets used in the operation of the Business located at Seller's offices other than those described on Schedule 2.1.1, which assets are listed on Schedule 2.1.6;

              2.1.7 All Assigned Contracts set forth on Schedule 2.3.3; provided, however, notwithstanding anything herein to the contrary, the Assigned Contracts set forth on Schedule 2.3.3 will not include any Assigned Contract which as of the Closing Date, has fully been performed or whose period for performance has fully expired with no provision for extension, and to the extent
Schedule 2.3.3 contains such performed Assigned Contract, it shall automatically be deemed to have been deleted as of the Closing Date; provided, further that prior to Closing, the parties shall mutually agree as to which Assigned Contracts, if any, shall be so deleted;

              2.1.8 All intangible rights and property, goodwill and other general intangibles, and all telephone, telecopy and e-mail addresses and listings directly related to the Assets and used directly in the Business, including the Intellectual Property Assets;

              2.1.9 All claims, deposits, pre-paid expenses, prepayments, refunds, causes of action, cases in action, rights of recovery, rights of set-off and rights of recoupment directly related to the Assets or the Business;

              2.1.10 All insurance benefits, including rights and proceeds, directly arising from or relating to the Assets or Assumed Liabilities prior to the Closing Date; and

              2.1.11 All other assets, properties and rights of any nature used in the Business, unless specifically described in Section 2.2 as an Excluded Asset.

       2.2 Excluded Assets. Notwithstanding anything herein to the contrary, Buyer shall not purchase the following assets, properties and rights owned by Seller and relating to the Business (the "Excluded Assets"):

              2.2.1 Any cash, marketable securities and cash equivalents of Seller;

              2.2.2 Any claims for refund of Taxes and other governmental charges of whatever nature;

              2.2.3 Any rights in connection with, and assets of, the Employee Benefit Plans;

              2.2.4  All contracts listed on Schedule 2.2.4;

              2.2.5  The Accounts Receivable described on Schedule 2.2.5; and

              2.2.6 Any rights of Seller under this Agreement, the Bill of Sale, Assignment and Assumption Agreement, the Escrow Agreement, the Sub-Lease Agreement, the Sub-Contract Agreement, the Security Agreement, the License Agreement and the Transition Services Agreement.

       2.3 Assumed Liabilities. On the Closing Date, Buyer shall assume only the following Liabilities of Seller (the "Assumed Liabilities"):

              2.3.1 Any Liabilities reflected on the balance sheet included in ENS Financial Statements dated December 31, 1999 (other than any of Seller's indebtedness for borrowed funds) which remain unpaid as of the Closing Date and are reflected on the Closing Balance Sheet;

              2.3.2 Any Liabilities relating to the Business of the same type or category reflected on the balance sheet included in ENS Financial Statements dated December 31, 1999 (other than any of Seller's indebtedness for borrowed funds) that are incurred by Seller in the Ordinary Course of Business between December 31, 1999, and the Closing Date and are reflected on the Closing Balance Sheet, which remain unpaid as of the Closing Date; and

              2.3.3 Any Liability arising after the Closing Date under the Assigned Contracts listed on Schedule 2.3.3 with respect to the period after the Closing Date (other than any Liability arising out of or relating to a breach thereof which occurred prior to the Closing Date).

The Liabilities referred to in Section 2.3.1 and 2.3.2 shall include the obligation to provide to ENS employees hired by Buyer sick leave, vacation and floating holidays in connection with their employment with Buyer and subject to Buyer's customary practices with regard thereto in the amounts accrued by Seller on the Closing Balance Sheet.

       2.4 Retained Liabilities. Other than the Assumed Liabilities, Buyer shall not assume any Liabilities of Seller which shall remain the sole responsibility of Seller, including, without limitation:

              2.4.1 Any Liability arising out of or relating to services of ENS to the extent performed prior to the Closing Date other than to the extent assumed under Section 2.3;

              2.4.2 Any Liability under any Assigned Contract assumed by Buyer pursuant to Section 2.3 which arises after the Closing Date but which arises out of or relates to any breach thereof that occurred prior to the Closing Date;

              2.4.3  Any Liability for indebtedness for borrowed funds;

              2.4.4 Any Liability for Taxes, including (a) any Taxes arising as a result of Seller's operation of the Business or ownership of the Assets prior to the Closing Date, (b) any

Taxes on Seller that will arise as a result of the sale of the Assets pursuant to this Agreement, except as provided in Section 14.2, and (c) any deferred Taxes of any nature owed by Seller;

              2.4.5 Any Liability under any Assigned Contract not assumed by Buyer under Section 2.3.3, including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

              2.4.6 Except to the extent provided in Section 8.3, any Liability resulting from or by reason of any audit by any governmental entity or regulatory body of any Assigned Contract, whether or not assumed by Buyer, with respect to the period prior to the Closing;

              2.4.7 Any Liability under Environmental Laws arising out of or relating to the operation of the Business with respect to the period prior to the Closing or Seller's leasing, ownership or operation of real property;

              2.4.8 Except to the extent reflected on the Closing Balance Sheet, any Liability relating to Seller's payroll, sick leave, workers' compensation, or commission sales plans;

              2.4.9  Any Liability under the Employee Benefit Plans;

              2.4.10 Except to the extent provided in Section 7.9 hereof, any Liability under any employment, severance, retention or termination agreement with any employee of Seller or any of its directors, officers or shareholders or relating to Seller's unemployment benefits, including, but not limited to, any Liabilities arising under applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the IRC (such statutory provisions and predecessors thereof and the regulatory provisions thereunder are referred to herein collectively as "COBRA") arising in connection with a "Qualifying Event" (as defined in COBRA) that occurred on or before the Closing Date, or any other employee benefits of any kind for Seller's or ENS' employees or former employees, or both;

              2.4.11 Any Liability arising out of or relating to any employee grievance incurred prior to the Closing Date, whether or not the affected employees are hired by Buyer;

              2.4.12 Any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller other than Liabilities of the Business to reimburse reasonable out-of-pocket expenses to the extent incurred in the Ordinary Course of Business and reflected on the Closing Balance Sheet;

              2.4.13 Any Liability arising out of any legal proceeding pending as of the Closing Date, whether or not set forth in Schedule 4.8;

              2.4.14 Any Liability arising out of any legal proceeding commenced after the Closing Date and arising out of, or relating to, any occurrence or event happening prior to the Closing Date;

              2.4.15 Any Liability arising out of or resulting from Seller's compliance or non-compliance with any law, statute, ordinance, regulation, order, judgment, injunction, award or decree of any court, governmental or regulatory body;

              2.4.16 Any Liability of Seller under this Agreement or any other document executed in connection with the Transaction; and

              2.4.17 Any Liability of Seller based upon Seller's acts or omissions occurring after the Closing Date.

                                  ARTICLE III

                           PURCHASE PRICE AND CLOSING

       3.1    Purchase Price for Assets.

              3.1.1 Subject to the adjustments set forth in Section 3.2 below, Buyer shall pay to Seller, for the purchase of the Assets, an amount (the "Purchase Price") equal to:

                     (a) $14,000,000 (the "Cash Consideration") payable as follows:

                            (i)    $2,100,000 shall be deposited by Buyer into
escrow as an earnest money deposit (the "Earnest Money Deposit") pursuant to the terms of the Escrow Agreement and shall be paid (together with all accrued interest thereon) to Seller at the Closing as a credit against the Cash Consideration; and

                            (ii)   the balance of the Cash Consideration shall
be payable at the Closing in immediately available funds by wire transfer of funds; and

                     (b) an amount equal to the Assumed Liabilities, payable through the assumption thereof as provided herein.

       3.2    Adjustment of the Purchase Price.

              The Purchase Price shall be subject to adjustment as follows:

              3.2.1 Within 90 days after the Closing Date, Seller shall prepare a balance sheet of ENS as of the opening of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall present fairly ENS's assets and liabilities of the types and categories set forth on the ENS Financial Statements to the extent such assets are being acquired and such liabilities are being assumed hereunder on a basis consistent with, and following the accounting principles, procedures, policies and methods employed in preparing the consolidating information of ENS contained in the Audited Statements. The Closing Balance Sheet shall be delivered to Buyer as promptly as possible after its preparation. During the preparation of the Closing Balance Sheet, Buyer shall cooperate with Seller to the extent reasonably requested by Seller to prepare the Closing Balance Sheet. After Buyer's receipt of the Closing Balance Sheet, Buyer and its accounting firm shall be permitted to inspect and review the books and records of ENS remaining in Seller's possession. Not later than 60 days after receipt of the Closing Balance Sheet, Buyer shall render a report thereon (the "Closing Balance Sheet Report"). The Closing Balance Sheet Report shall list those items, if any, to which Buyer takes exception and Buyer's proposed adjustment. If Buyer fails to deliver to Seller the Closing Balance Sheet

Report within 60 days following receipt of the Closing Balance Sheet, Buyer shall be deemed to have accepted the Closing Balance Sheet for the purposes of any adjustment to the Purchase Price hereunder. If Seller does not give Buyer notice within 30 days following receipt of the Closing Balance Sheet Report, Seller shall be deemed to have accepted the Closing Balance Sheet as adjusted by Buyer for the purposes of any adjustment to the Purchase Price hereunder. If Seller gives Buyer notice of objections to the Closing Balance Sheet Report, and if Buyer and Seller are unable, within 15 days after receipt by Buyer of the notice from Seller of objections, to resolve the disputed exceptions, such disputed exceptions will be referred to PricewaterhouseCoopers LLP, or another firm of independent certified public accountants ("Independent Accounting Firm") mutually acceptable to Seller and Buyer. The Independent Accounting Firm shall, within 30 days following its selection, deliver to Seller and Buyer a written report determining such disputed exceptions, and its determinations will be conclusive and binding upon the parties hereto for the purposes of any adjustment to the Purchase Price hereunder. The fees and disbursements of the Independent Accounting Firm shall be shared equally by Buyer and Seller.

              3.2.2  [Intentionally Deleted].

              3.2.3 If the total assets minus the total liabilities ("Closing Date Net Worth") as set forth in the Closing Balance Sheet are less than $5,000,000, the Purchase Price shall be reduced by an amount equal to the amount of such deficiency (the "Deficiency"), and Seller shall, within five days following the preparation or computation and final determination of the Closing Balance Sheet, and based upon such final determination, pay to Buyer, by wire transfer of funds to an account designated by Buyer, an amount equal to the Deficiency together with interest thereon at the prime interest rate charged by Buyer's senior secured lender, from time to time, for the period from the Closing Date until the date of Seller's payment.

              3.2.4 If the Closing Date Net Worth as set forth in the Closing Balance Sheet is more than $5,000,000, the Purchase Price shall be increased by an amount equal to the amount of such excess (the "Excess"), and Buyer shall, within five days following the preparation or computation and final determination of the Closing Balance Sheet, and based upon such final determination, pay to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the Excess, together with interest thereon at the prime interest rate charged by Buyer's senior secured lender from time to time, for the period from the Closing Date until the date of Buyer's payment.

       3.3    Allocation of the Purchase Price.

              3.3.1 The Purchase Price shall be allocated among the Assets as set forth on Schedule 3.3.

              3.3.2 The parties agree that they will not take any Tax or other position inconsistent with any allocation of the Purchase Price set forth on
Schedule 3.3.

              3.3.3 Seller and Buyer each covenant with the other that it will promptly give written notice to the other of any inquiry or challenge of such allocation by any federal, state or local Tax authority.

       3.4 Closing of the Purchase. The closing of the Transaction (the "Closing") shall take place on the later to occur of the date that is five business days following (a) the termination of the applicable waiting period under the HSR Act, (b) receipt of those consents or approvals for assignment of the Assigned Contracts as specified on Schedule 9.3, and (c) Seller's shareholder approval as contemplated in Section 7.8, unless Buyer and Seller agree otherwise in writing, at the offices of Katten Muchin Zavis, or at such other place or on such other date mutually agreed to by the parties (the "Closing Date").

       3.5 Consents. If any consents to the assignment of any Assigned Contracts set forth on Schedule 9.3 are not obtained, and Buyer waives the closing condition as to any such Assigned Contracts, Buyer may elect to have Seller retain such Assigned Contracts and enter into a Sub-Contract Agreement with Seller with respect to such Assigned Contracts. Following the Closing, Seller shall continue its best efforts to obtain such consents. In such case, following the Closing, the parties shall cooperate with each other in any reasonable and mutual arrangement designed to provide Buyer the benefits of use of such Assigned Contracts (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). At such time as the consent to the assignment is obtained, Seller shall take all steps necessary to assign such Assigned Contract to Buyer as reasonably requested by Buyer's legal counsel.

                                   ARTICLE IV

                            REPRESENTATIONS OF SELLER

       As an inducement to Buyer to enter into this Agreement and to complete the Transaction, and with the knowledge that Buyer will rely thereon, Seller represents and warrants to Buyer as follows:

       4.1    Due Organization and Qualification.

              4.1.1 Seller is a corporation duly organized and validly existing under the laws of the State of Colorado, and has the corporate power and lawful authority to carry on the Business as now being conducted. ENS is an unincorporated operating division of Seller. UV Ventures, Inc. ("UV Ventures"), a subsidiary of TV Guide, Inc., owns, of record and beneficially, approximately 71% of the issued and outstanding voting capital stock of Seller, and the Persons listed on Schedule 4.1.1 own, of record and beneficially, the balance of such outstanding stock, none of whom own more than 10% of the issued and outstanding voting capital stock of Seller. Except as set forth on Schedule 4.1.1, there are no contracts or agreements relating to the issuance, sale or transfer of any equity securities or other securities of Seller.

              4.1.2 Seller is duly qualified or otherwise authorized to transact business in each foreign jurisdiction in which the nature of the Business or the character or location of the Assets makes such qualification necessary, except where the lack of such qualification would not have a Material Adverse Effect.

              4.1.3 Seller owns no subsidiary or interest in any Person which engages in the Business or holds or owns any of the Assets.

              4.1.4 Complete and accurate copies of Seller's Articles of Incorporation, By-Laws and other governing documents, as currently in effect, have been provided to Buyer.

       4.2 Title to Property. Except as set forth on Schedule 4.2, all of which shall be released at or prior to Closing, Seller has good and transferable title to all of the Assets, in each case, subject to no Security Interest. Except as set forth on Schedule 4.2(a), the Assets constitute all of the tangible and intangible assets, properties and rights, of any nature whatsoever, directly used in the conduct of and necessary to conduct the Business in the manner presently operated by Seller.

       4.3    Authority of Seller; Consents.

              4.3.1 Seller has full right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out the Transaction; and subject to the approval of the sale of the Assets contemplated by this Agreement by the shareholders of Seller in accordance with applicable laws, Seller has taken all requisite corporate or other action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

              4.3.2 This Agreement and the other Transaction Documents to which it is a party are legal, valid and binding agreements of Seller, enforceable in accordance with their terms.

              4.3.3 Except for the filing of a notification report under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") or as described in Schedule 4.3.3, no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority or any consent, authorization or approval of any other third party is required to enable Seller to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party; and, except as described on Schedule 4.3.3, neither the execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is a party, nor the consummation of the Transaction by Seller will:

                     (a) Be in violation of its Articles of Incorporation, Bylaws or any other organizational document, or constitute a breach of any evidence of indebtedness or agreement to which it is a party;

                     (b) Cause a default under any mortgage or deed of trust or other Security Interest to which any of the Assets is subject or under any contract, agreement or commitment to which it is a party, or permit the termination of any such contract, agreement or commitment by another Person;

                     (c) Result in the creation or imposition of any Security Interest upon any of the Assets under any contract, agreement or commitment to which it is a party or the Assets are bound;

                     (d) Violate any injunction or decree of any court or governmental instrumentality;

                     (e) Violate any statute, law or regulation of any jurisdiction to which it is subject or by which the Assets or the Business are bound; or

                     (f) Violate or cause any revocation of, or limitation on, any Permit.

       4.4    Financial Statements; Books and Records; No Change.

              4.4.1 Attached hereto as Schedule 4.4.1 are true, complete and accurate copies of an unaudited balance sheet of ENS as of December 31, 1999, and the unaudited statement of income for the fiscal year then ended (collectively, the "ENS Financial Statements"). The ENS Financial Statements present fairly the financial condition of ENS as of such date and the results of operations of ENS for such period.

              4.4.2 The books of account and other financial records of ENS, all of which have been made available to Buyer, are complete and accurate and represent bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended. The minute books of Seller, to the extent they relate to ENS or the Business, all of which have been made available to Buyer, contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders and board of directors of Seller with respect to ENS or the Business.

              4.4.3 Except as set forth on Schedule 4.4.3 attached hereto, since June 30, 1999, there has been no material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or otherwise) of ENS or the Business, and no event has occurred or circumstance exists that may result in such material adverse change. Without limiting the foregoing, except as set forth on Schedule 4.4.3, since June 30, 1999, Seller has conducted the Business only in the Ordinary Course of Business, and there has not been any: (a) payment (except in the Ordinary Course of Business) or increase by Seller of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee or entry into any employment, severance, or similar contract with any director, officer, or employee involved in the operation of the Business; (b) adoption of, amendment to, or increase in the payments to or benefits under, any Employee Benefit Plan of Seller; (c) damage to or destruction or loss of any Asset, whether or not covered by insurance; (d) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar contract to which Seller is a party and directly relates to the Business, or (ii) any contract or transaction involving a total remaining commitment by Seller which directly relates to the Business of at least $20,000; (e) sale, lease, or other disposition of any Asset or property of Seller which directly relates to the Business (including the Intellectual Property Assets) or the creation of any Security Interest on any Asset; (f) cancellation or waiver of any claims or rights with a value to Seller in excess of $20,000; (g) indication by any customer of or material supplier to the Business of an intention to discontinue or change the terms of its relationship with Seller; (h) material change in the accounting methods used by Seller as relates to the Business; or (i) contract by Seller to do any of the foregoing.

              4.4.4 Attached hereto as Schedule 4.4.4 are true, complete and accurate copies of (a) the balance sheets of Seller as of December 26, 1997, and December 25, 1998, and the statements of income for the fiscal years then ended as audited by KPMG LLP and (b) the unaudited balance sheet of Seller as of December 31, 1999, and the unaudited statement of income of Seller for the fiscal year then ended (collectively, the "Seller's December 31, 1999 Financial Statements"). Such financial statements were prepared in accordance with GAAP except with respect to the Seller's December 31, 1999, Financial Statements, as described on Schedule 4.4.4, and present fairly the financial condition of Seller as of such dates and the results of operations of Seller for such periods.

       4.5    Taxes.

              4.5.1 With respect to the Business, Seller has filed all federal, state, local and foreign returns, information statements and reports relating to Taxes ("Returns") that it was required to file, and has paid all Taxes shown thereon as owing. Seller has made accruals for Taxes on Seller's December 31, 1999, Financial Statements which are adequate to cover any Tax liability of Seller with respect to the Business determined in accordance with GAAP through December 31, 1999. Seller currently is not the beneficiary of any extension of time within which to file any Return as a result of a matter relating to the Business. With respect to the Business, no claim has ever been made by any governmental body in a jurisdiction where Seller does not file Returns that it is or may be subject to taxation by that jurisdiction that have not been resolved as described on Schedule 4.5.1. No deficiencies have been paid or are being contested as a result of any audits of the Returns with respect to the operation of the Business except as described on Schedule 4.5.1. There is no Security Interest on any of the Assets that has arisen in connection with any failure (or alleged failure) to pay any Tax. Seller is not party to any Tax allocation or sharing agreement.

              4.5.2 Schedule 4.5.2 lists all Returns filed since January 1, 1997, that have been audited or are currently under audit and accurately describes any deficiencies or other amounts that were paid or are currently being contested with respect to the operations of the Business.

       4.6    Compliance with Laws. Except as set forth on Schedule 4.6:

              4.6.1 Seller is not in violation of or has not violated any applicable order, judgment, injunction, award or decree relating to the Business or the Assets. Seller is not in violation of or has not violated any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Business or the Assets.

              4.6.2 There is not pending or, to the Knowledge of Seller, threatened any notification of any governmental authority that Seller is not in compliance with applicable laws and regulations respecting employment and employment practices, occupational safety and health laws and regulations, and Environmental Laws applicable to the Business or the Assets; and Seller has not received any such notification of past violations of such laws or regulations.

       4.7 Permits. Schedule 4.7 lists all Permits required by any governmental entity related to the Business or operations of ENS that relate to the operation of the Business. Except as described on Schedule 4.7, Seller or ENS validly hold all Permits that relate to the operation of the Business and all such Permits are in full force and effect and no proceeding to revoke or modify such Permits is pending or, to the Knowledge of Seller, threatened.

       4.8 Litigation. Except as described in Schedule 4.8, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against ENS, or that otherwise relate to or may affect the Assets or the Business. Except as set forth on Schedule 4.8, there are no actions, suits or claims, or investigations (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance) pending or, to the Knowledge of Seller, threatened by or against Seller, and that relates to or may affect the Assets or the Business. To the Knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action, suit or claim.

       4.9    Contracts and Other Agreements.

              4.9.1 Except for the contracts set forth on Schedule 4.9.1 (the "Material Contracts") and those entered into between the date hereof and the Closing Date in compliance with Section 7.2, with respect to the Business, Seller is not a party to any (a) contract for the sale of any goods or provision of any services of an amount or value in excess of $20,000, (b) contract for the employment of any officer or individual employee, (c) contract with any union,
(d) bank loan or other credit agreement, (e) bonus, deferred compensation, profit sharing, pension or retirement arrangement, (f) lease for real or personal property, (g) partnership or joint venture agreement, (h) contract containing covenants that in any way purport to restrict any business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person, (i) power of attorney that is currently effective and outstanding, (j) contract for capital expenditures in excess of $20,000, (k) written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business, (l) contract involving a sharing of profits, losses, costs or liabilities of ENS with any other Person, (m) other material contract, agreement or commitment and (n) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing. Except as set forth on Schedule 4.9.1, Seller has delivered to Buyer a true and complete copy of each Material Contract. Except as otherwise disclosed on Schedule 4.9.1, Seller is not in the process of re-negotiating or entering into any Material Contracts.

              4.9.2 All of the Assigned Contracts set forth on Schedule 2.3.3 are in full force and effect and are valid and enforceable in accordance with their terms, and Seller is not in default nor has it received any notice of default under, or with respect to any of such Assigned Contracts. Each other Person that has or had any Liability under any of such Assigned Contracts is, and at all times has been, in full compliance with all applicable terms and requirements thereof. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of any Assigned Contract. To the Knowledge of Seller, no Assigned Contract will, upon completion or performance thereof, have a Material Adverse Effect on the Business or Assets of the business to be conducted by Buyer with the Assets.

              4.9.3 Except as otherwise disclosed on Schedule 4.3.3, no approval or consent of any Person is needed in order for the Assigned Contracts on Schedule 2.3.3 to continue in full force and effect following the completion of the Transaction.

       4.10 Accounts Receivable. Except as set forth on Schedule 4.10, the Accounts Receivable to be acquired by Buyer are reflected properly in the books and records of Seller, were incurred in the Ordinary Course, are current (not over 60 days old) and are collectible without setoffs or counterclaims, subject only to the reserve for bad debts for such Accounts Receivable set forth on ENS' balance sheet as of December 31, 1999, included in the ENS Financial Statements, as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller.

       4.11 Tangible Property. Except as described in Schedule 4.11, all Tangible Property is in good operating condition and repair, subject only to normal wear and tear. No item of Tangible Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as described in Schedule 4.11, all Tangible Property is in the possession of Seller.

       4.12 Year 2000. All of the computer systems used in connection with the Business have been designed to operate properly beyond the year 1999, without the need for any adjustment or modification thereto, and none of such computer systems is known to have or could be reasonably expected to experience any performance flaw relating to the year 2000.

       4.13   Intellectual Property.

              4.13.1 Schedule 4.13 sets forth a complete and accurate description of all Intellectual Property Assets. To Seller's Knowledge, the Intellectual Property Assets and the License Agreement are the only intellectual property rights necessary for the operation of the Business. Except as described in Schedule 4.13, all Intellectual Property Assets are free and clear of any Security Interest, and there exists no obligation with respect to any such Intellectual Property Assets requiring Seller to make any payment in respect of its use or otherwise.

              4.13.2 Except as set forth on Schedule 4.13, with respect to the Business, to the Seller's Knowledge, Seller does not infringe upon, or otherwise violate, any patent, invention, trade secret, trademark, service mark, trade name or copyright of any other Person nor has Seller received written notice of any infringement claim of any other Person relating to any Intellectual Property Assets. Except as set forth on Schedule 4.13, Seller is not aware of any infringement or other violation of the Intellectual Property Assets by any other Person.

              4.13.3 Seller has not used the Staffing Services System, the Remedy Based Applications and/or the Benchmarking Analysis in the delivery of services to customers of ENS.

       4.14 Real Property. None of the premises on which the Business is conducted or the Assets are located is owned by Seller. Except as described in
Schedule 4.14, the Business is conducted and the Assets are located solely on premises leased by Seller and all leases relating to the premises on which the Business is conducted and the Assets are located constitute Assigned Contracts listed on Schedule 2.3.3. Schedule 2.1.1 contains a correct street address and an accurate description of all leases of real property. All leased premises are in good repair and in good condition, ordinary wear and tear excepted, and to the Knowledge of Seller, are free from latent and patent defects.

       4.15 Liabilities. Except as set forth in Schedule 4.15, Seller has no Liabilities which relate to or affect the Business or to which the Assets are subject other than (a) Liabilities fully and adequately reflected or reserved against in the balance sheet as of December 31, 1999, contained in the ENS Financial Statements, (b) Liabilities under Assigned Contracts, and (c) current Liabilities incurred since December 31, 1999, in the Ordinary Course of Business.

       4.16 Suppliers and Customers. Schedule 4.16 sets forth a list of (a) all suppliers relating to the Business from whom Seller purchased $25,000 or more in the fiscal year ended December 31, 1999, and (b) all customers relating to the Business whose purchases from Seller exceeded $25,000 in the fiscal year ended December 31, 1999. Other than under applicable federal regulations, there are no agreements or understandings, either written or oral, with any customers of or suppliers to Seller as to adjustments in pricing or cost which would reduce the profit margin of any existing or contemplated contract or other relationship relating to the Business.

       4.17   Benefit Plans and ERISA.

              4.17.1 Schedule 4.17 is a list of all Employee Benefit Plans.

              4.17.2 Neither the Seller, ENS nor any Plan Affiliates have, during the past six years, maintained, been obligated to contribute to, or incurred or created liability, including any potential liability, with respect to (i) any Employee Benefit Plan that is subject to the provisions of Title IV of ERISA, (ii) any multi-employer plan as defined under Section 3(37) of ERISA, or (iii) any Employee Welfare Benefit Plan or other plan or program that provides or promises to provide "welfare type" benefits to retirees or other terminated employees other than (a) benefits as required under COBRA or applicable state law, (b) benefits under insured plans maintained by Seller or ENS provided in the event an employee is disabled at the time of termination of the employee's employment with Seller or ENS, and (c) the conversion privileges provided under such insured plans.

              4.17.3 All Employee Benefit Plans listed in Schedule 4.17 are in material compliance with all applicable laws including but not limited to applicable provisions of ERISA and the IRC.

              4.17.4 Each of the Employee Benefit Plans listed in Schedule 4.17 which is intended to be "qualified" within the meaning of section 401(a) of the IRC and any trust maintained in connection with any of such Employee Benefit Plans which trust is intended to be so exempt under section 501(a) of the IRC has been determined by the Internal Revenue Service to be so qualified and exempt, as the case may be, and such determinations have not been modified, revoked or limited and nothing has occurred (or failed to occur) since the receipt of such determination letters that would adversely affect any such Employee Benefit Plan's qualification or any such trust's exempt status.

              4.17.5 Seller, ENS, each Employee Benefit Plan and Employee Benefit Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied in all respects with the applicable requirements of COBRA, except where such failure to be in compliance would not have a Material Adverse Effect.

       4.18 Curtailment of Operations. No labor disputes or work stoppages involving the Business are pending or, to the Knowledge of Seller, threatened. To the Knowledge of Seller, no material customer of or supplier to the Business is involved in, or affected by, any dispute, arbitration, lawsuit, or administrative proceedings which might have a Material Adverse Effect.

       4.19 Employee Relations. With respect to all ENS employees, neither Seller nor ENS is or ever has been a party to a collective bargaining agreement and, with respect to the Business, Seller is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment (including issues related to independent contractor status of personnel) and wages and hours, and, to the Knowledge of Seller, Seller has not or is not engaged in any unfair labor practice. To the Knowledge of Seller, there have been no organization efforts by any trade unions within the last five years relating to the Business.

       4.20 Insurance. Schedule 4.20 lists all insurance policies maintained by Seller relating to the Business, copies of which have been provided to Buyer, which cover the Assets or the Business, the nature of such policies, the amount and types of coverage, and the name of the insurers and expiration dates. Seller has paid all premiums and other amounts due on such policies and will not cancel any insurance or take any action to cause any insurance to lapse or terminate prior to the Closing.

       4.21 Relationships. Except as described on Schedule 4.21, no officer of Seller or to Seller's Knowledge, none of Seller's directors or shareholders (who owns, directly or indirectly, more than 10% of the outstanding capital stock of Seller) possesses, directly or indirectly, any financial interest in, or is a director, officer, stockholder or employee of, any Person which is a manufacturer for, or client, supplier, customer, lessor, lessee, or competitor or potential competitor of, the Business. Seller is not indebted to any officer, director, shareholder, partner, or employee of Seller involved in the operation of the Business, except with respect to accrued but unpaid compensation and other Ordinary Course employment-related expenses or benefits, or except as described on Schedule 4.21 (which Liabilities are not being assumed by Buyer hereunder), or to Seller's Knowledge, to any entity in which any such officer, director or shareholder has a financial interest.

       4.22 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of Seller is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with the Transaction.

       4.23 Employees. Schedule 4.23 contains a complete and accurate list of all employees of Seller who are employed in the Business, their terms of employment, compensation history (including bonus, if any) for the last two fiscal years, any benefits accrued or owing under any Employee Benefit Plan, any accrued vacation, and all other amounts payable to each such person.

       4.24   Environmental Matters. Except as set forth in Schedule 4.24:

              4.24.1 The Business is, and has been, in compliance with all applicable Environmental Laws and permits issued thereunder.

              4.24.2 Seller does not reasonably expect that material expenditures are or will be necessary for the Business to maintain full compliance with Environmental Laws currently in effect or proposed or anticipated to be adopted.

              4.24.3 Seller has obtained, or has made timely and complete application for or for renewal of, all Permits required under Environmental Laws for the operation of the Business.

              4.24.4 To the Knowledge of Seller, no substance identified or regulated pursuant to any Environmental Law, including, without limitation, any Hazardous Substance, has come to be located on, at, beneath, or near any real property currently or formerly operated, leased, or used in connection with the Business.

              4.24.5 Seller has not received notice of, nor is there pending or threatened against Seller, any claim, investigation, order, decree or lawsuit pursuant to any Environmental Law arising out of the operation of the Business.

              4.24.6 In connection with the operation of the Business, Seller has not committed any act or omission which could give rise to liability under any Environmental Law.

       4.25 Compliance with ADA. Seller has complied with the Americans with Disabilities Act of 1991, as amended, and any similar applicable state regulations.

       4.26   Solvency.

              4.26.1 Seller is not now insolvent, and will not be rendered insolvent by consummation of the Transaction. As used in this Section, "insolvent" means that the sum of the present fair saleable value of Seller's assets does not and will not exceed its debts and other probable Liabilities.

              4.26.2 Immediately after giving effect to the consummation of the Transaction, (a) Seller will be able to pay its Liabilities as they become due in the usual course of its business, (b) Seller will not have unreasonably small capital with which to conduct its present or proposed business, (c) Seller will have assets (calculated at fair market value) that exceed its Liabilities and
(d) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

              4.27 Disclosure. None of the Transaction Documents executed by Seller and furnished or to be furnished to Buyer contains or will contain any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE V

                            REPRESENTATIONS OF BUYER

       As an inducement to Seller to enter into this Agreement and to complete the Transaction, and with the knowledge that Seller will rely thereon, Buyer represents and warrants to Seller as follows:

       5.1 Due Incorporation and Qualification of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Virginia, and has the corporate power and lawful authority to carry on its business as now being conducted.

       5.2    Authority of Buyer.

              5.2.1 Buyer has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out the Transaction, and has taken all requisite corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents.

              5.2.2 This Agreement and the other Transaction Documents are valid and binding agreements of Buyer, enforceable in accordance with their terms.

              5.2.3 Except for the filing of a notification report under the HSR Act, no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority or any consent, authorization or approval of any other third party is necessary in order to enable Buyer to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and neither the execution and delivery of this Agreement and the other Transaction Documents nor the completion of the Transaction will, with respect to Buyer:

                     (a) Be in violation of its Articles of Incorporation or Bylaws or any other organizational document, or constitute a breach of any evidence of indebtedness or agreement to which it is a party;

                     (b) Conflict with or result in the breach of any writ, injunction or decree of any court or governmental instrumentality; or

                     (c) Violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to it.

       5.3 Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with the Transaction.

       5.4 Disclosure. None of the Transaction Documents executed by Buyer and furnished or to be furnished to Seller, contains or will contain any untrue statement of a material fact or omits any statement of a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE VI

                              REGULATORY COMPLIANCE

       6.1 Bulk Sales Compliance. Buyer hereby waives compliance by Seller of the provisions of the bulk sales or bulk transfer law of any applicable jurisdiction, subject to the indemnification provided in Section 12.2.2.

       6.2 COBRA. Seller has complied and will continue to comply in all material respects with the provisions of COBRA, as amended, the regulations thereunder, and any similar state statute or regulation, relating to continuation of health benefits to its former employees (and their beneficiaries) who become eligible for COBRA coverage as a result of a Qualifying Event (as defined in COBRA) occurring on or before the Closing Date and, under the provisions of COBRA, elected to continue to pay premiums for insurance coverage under Seller's health insurance plan.

       6.3 WARN Act. Seller will comply with the provision of the WARN Act, and any similar state statute, relating to notice to employees, if such provisions apply to the Transaction.

       6.4 HSR Act. As promptly as practicable after the date of this Agreement, each of Seller and Buyer shall make all filings under the HSR Act to be made by it in order to consummate the Transaction (including taking all actions to cause early termination of any applicable waiting period under the HSR Act). Seller and Buyer shall also cooperate with each other and their Representatives with respect to all filings pursuant to the HSR Act in connection with the Transaction. Seller and Buyer shall share equally all filing fees required in connection with such filings.

       6.5 Other. The parties shall prepare and promptly file all material reports, documents or notices with appropriate regulatory or other governmental authorities, as may be required of them.

                                  ARTICLE VII

                 COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING

       7.1 Assigned Contracts. Between the date hereof and the Closing Date, Seller will use commercially reasonable efforts to obtain the written consent to the assignment to Buyer of each of the Assigned Contracts set forth on Schedule
2.3.3 which require such consent.

       7.2 Conduct of Business. Between the date hereof and the Closing Date, unless consented to by Buyer in writing, which consent shall not be unreasonably withheld or delayed, Seller will:

              7.2.1 operate the Business only in the Ordinary Course and will not, with respect to the Business, (a) make any capital expenditures which individually are greater than $25,000 or which in total aggregate more than $50,000 (b) enter into any contract which is not terminable upon less than 60 days notice and without any penalty or material payment; (c) make any modification to any Assigned Contract or any Permit, (d) increase the salary, bonus or other compensation or hire, or enter into an employment, severance or other agreement with, any Person, independent contractor or employee or (e) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, Business or Assumed Liabilities;

              7.2.2 provide prompt notice to Buyer of any change in the Business that would have a Material Adverse Effect, including but not limited to the institution of legal proceedings by or against Seller, the Business or the Assets;

              7.2.3 provide Buyer with such additional financial and other information as may be reasonably requested by Buyer;

              7.2.4 maintain the Assets in a state of repair and condition which complies with legal requirements and is consistent with the normal conduct of Seller's business;

              7.2.5 comply with all laws and contractual obligations applicable to the operation of the Business; and

              7.2.6 continue in full force and effect the insurance coverage maintained for the Business and Assets.

       7.3 Preservation of Business. Between the date hereof and the Closing Date, Seller shall, with respect to the Business, exert reasonable efforts in the Ordinary Course of Business to: preserve the Business, keep available the services of the present ENS employees, consultants and agents, maintain the present suppliers and customers of the Business and preserve the goodwill of the Business.

       7.4 Notice of Events. Between the date hereof and the Closing Date, Seller shall promptly notify Buyer with reasonable specificity of: (a) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach by Seller of this Agreement; or (b) any event, occurrence, transaction or other item which would have been required to have been disclosed by Seller on any Schedule, Exhibit or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof.

       7.5 Examinations and Investigations. Between the date hereof and the Closing Date, during normal business hours or such other hours as to which the parties mutually agree, Buyer shall be entitled, upon prior reasonable written notice to Seller, through its employees, agents and representatives, including counsel, lenders, appraisers and accountants (collectively the "Representatives") to make such investigation of the Assets, and properties, business and operations of ENS, and such examination and copies of the books, records and financial condition of ENS as Buyer reasonably deems necessary. No review, examination or investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller under this Agreement.

       7.6 No Negotiation by Seller. Between the date hereof and the earlier of (a) the Closing Date and (b) the date of termination of this Agreement, Seller shall not, directly or indirectly:

              7.6.1 Solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person (other than Buyer) relating to any acquisition or purchase of assets of, or any equity interest in, the Assets, the Business or ENS or any exchange offer, merger, consolidation, purchase of assets, liquidation, dissolution or similar transaction involving the Assets, the Business or ENS (each, an "Acquisition Proposal");

              7.6.2 Enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Person (other than Buyer and its Representatives) any information with respect to the Assets or Business, other than in the Ordinary Course of Business; or

              7.6.3 Otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Person (other than Buyer) to do or seek any of the foregoing.

       Seller will notify Buyer immediately if any such Acquisition Proposal is received or if any such discussions, negotiations or other events occur or are sought to be initiated, and such notice will set forth in detail the terms or other particulars thereof, to the extent legally permissible.

       7.7    Commercially Reasonable Efforts.

              7.7.1 Between the date hereof and the Closing Date, each of Seller and Buyer will use its commercially reasonable efforts to timely apply for and obtain all Permits, consents and approvals, and take such other actions in order to complete the Transaction as promptly as possible. Each of Seller and Buyer will execute and deliver such instruments and take such other action as may be reasonable or appropriate to consummate the Transaction and the intentions of this Agreement.

              7.7.2 Following the execution hereof, Buyer shall use its commercially reasonable efforts, with the assistance and cooperation of Seller, to promptly negotiate a subordination agreement to be entered into at Closing for the benefit of Seller's current and future senior lenders, who have or shall have a first priority security interest in the assets of Seller and its subsidiary, as contemplated by, and consistent with, the Security Agreement, such subordination agreement to be on terms and conditions reasonably acceptable to Buyer and Seller.

       7.8    Shareholder Approvals; Change of Name.

              7.8.1 As soon as possible after the date hereof, Seller shall hold a special meeting of its shareholders for the purpose of approving the Transaction, including, without limitation, the amendment of its Articles of Incorporation to change its name to a name dissimilar to the name SSDS, Inc. Seller shall solicit proxies and take such other commercially reasonable actions as may be necessary to obtain shareholder approval of such matters. Any proxy solicitation shall include a statement to the effect that Seller's board of directors recommends that shareholders vote to approve such matters. At or prior to Closing, Seller shall take all actions that are appropriate to reflect such change of its name.

              7.8.2 Simultaneous with the execution hereof, Buyer and UV Ventures have entered into a voting agreement whereby UV Ventures agreed to vote at such special meeting of shareholders or any adjournment thereof, in favor of the resolutions approving the Transaction, including, without limitation, the amendment of its Articles of Incorporation as provided above.

       7.9    Employee Matters.

              7.9.1 Simultaneous with the Closing, Buyer shall offer employment to (a) the employees of Seller listed on Schedule 7.9.1(a) consistent with the terms of the Retention Agreement and (b) the employees of Seller listed on
Schedule 7.9.1(b) consistent with the terms of the Offer Letter. Such employment shall not create any continuing right to employment for such individuals.

              7.9.2 With respect to Seller's employees listed on Schedule 7.9.2 to whom employment by Buyer is not offered, assuming their employment with Seller is terminated on the Closing Date, Buyer shall be responsible for certain of Seller's severance benefit obligations to such employees to the extent set forth opposite their respective names on Schedule 7.9.2, which amounts Seller represents to Buyer constitute 50% of such severance benefit obligations. All other Liabilities with respect to Seller's employees not set forth on Schedule 7.9.2, including, without limitation, EEOC claims and worker's compensation claims, shall remain the responsibility and obligation of Seller.

       7.10 Microsoft Licenses. Simultaneous with the Closing, Seller shall pay Buyer $65.00 per computer being acquired by Buyer, to defray partially Buyer's cost of obtaining Microsoft software licenses for computers being sold to Buyer hereunder.

                                  ARTICLE VIII

                   COVENANTS TO BE PERFORMED AFTER THE CLOSING

       8.1    Covenant not to Compete or Solicit. Seller covenants as follows:

              8.1.1 Seller shall not, and shall cause its subsidiaries not to, for a period of five years after the Closing Date, compete with the Business or engage or participate, directly or indirectly, in the Business in the United States of America;

              8.1.2 Seller shall not, and shall cause its subsidiaries not to, for the five-year period commencing on the Closing Date, solicit or attempt to solicit any customers of ENS with the intent to or for the purpose of performing for such customer any services of a type performed by the Business;

              8.1.3 Seller shall not, and shall cause its subsidiaries not to, for the two-year period commencing on the Closing Date, whether as an employer, recruiting firm or otherwise, make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant for itself or any other third party, with any person employed by Buyer who was, on the date hereof, an ENS employee; provided that after the first anniversary of the Closing Date, if Buyer becomes aware of a violation of this Section 8.1.3, it shall give Seller notice thereof, and Seller shall, following such notice, take appropriate steps to avoid a further violation, in which case, Seller shall not be deemed to have violated this covenant with respect to such initial violation but shall be responsible for any future violation thereof;

              8.1.4 Seller agrees that a monetary remedy for a breach of the agreement set forth in this Section 8.1 will be inadequate and impracticable and further agrees that such a breach would cause Buyer irreparable harm, and that Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Seller agrees that Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine; and

              8.1.5 If any provision of this Section 8.1 is invalid in part, it shall be curtailed, both as to time and location, to the minimum extent required for its validity under the laws of the United States and shall be binding and enforceable with respect to Seller as so curtailed.

       8.2    Collection of Accounts Receivable.

              8.2.1 If, after Closing, Seller receives payment on any of the Accounts Receivable acquired at Closing, Seller shall forthwith forward the same to Buyer within five business days after receipt thereof and Buyer shall do the same with regard to the Accounts Receivable listed on Schedule 2.2.5.

              8.2.2 Buyer shall have the right, upon five days prior written notice and during the normal business hours of Seller, to review records of Seller solely to determine compliance with the provisions of Section 8.2.1.

              8.2.3 Buyer shall collect the Accounts Receivable acquired at Closing in accordance with its normal and customary collection practices. All payments received by Buyer from any customers owing any such Accounts Receivable shall be applied against Accounts Receivable from the same customers in accordance with the customer's instructions; provided in the absence of instructions or the inability to obtain instructions after due inquiry, against the oldest Accounts Receivable outstanding from time to time. Buyer shall take no action to induce or encourage customers to instruct that payments from such customers be applied other than to the oldest Accounts Receivable outstanding. Buyer shall not be obligated to refer any Account Receivable for collection, and Buyer shall not make any such referral and shall not compromise, settle or adjust the amount of any such Account Receivable, except with the prior written approval of Seller, which shall not be unreasonably withheld or delayed. Amounts so compromised, settled or adjusted shall be applied against the allowance for doubtful accounts reflected in the Closing Balance Sheet as finally determined in accordance with Section 3.2.1.

              8.2.4 On or after the 105th day after the Closing Date, but not later than the 135th day after the Closing Date, Buyer shall have the right to reassign to Seller any or all of the acquired Accounts Receivable which have not been collected prior to such date; provided that notwithstanding the foregoing, with respect to any Accounts Receivable which have not been billed as of the Closing Date, the period during which Buyer may reassign any such Accounts Receivable shall be on or after the 120th day after the Closing Date but not later than the 150th day after the Closing Date. Within 15 days after reassignment of any of such Accounts Receivable under this provision, Seller shall reimburse Buyer dollar-for-dollar for the Accounts Receivable so reassigned less the remaining amount, if any, of ENS's allowance for doubtful accounts as reflected on the Closing Balance Sheet, with such payment being made by wire transfer of immediately available funds, together with interest thereon at the rate charged by Buyer's secured lender, from time to time, for the period from the Closing Date until the date of reassignment. If all acquired Accounts Receivable have been collected, compromised, settled or adjusted and there is a balance in ENS's allowance for doubtful accounts as reflected on the Closing Balance Sheet, or if the balance in ENS's allowance for doubtful accounts exceeds the amount of Accounts Receivable so assigned, Buyer shall promptly pay such balance or excess to Seller, with such payment being made by wire transfer of immediately available funds, together with interest thereon at the rate charged by Buyer's secured lender, from time to time, for the period from the Closing Date until the date of payment.

       8.3 Retention of/Access to Business Records and Employees. For eight years following the Closing Date, Buyer shall retain all business records, including tax records, related to the Assets or the Business which are delivered to Buyer. During this period, from time to time on and after the Closing, upon reasonable prior written request by Seller and without further consideration, Buyer shall provide Seller access to or copies of said business records and shall make available to Seller its employees for assistance in filing reports relating to the Business with any governmental agency.

       8.4 Audit and Access. For a period of eight years after the Closing, Seller shall give Buyer's independent certified public accountants full access to its financial books and records and shall fully cooperate with such accountants in conducting and completing any audits necessary to enable Buyer to meet the disclosure and financial reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. During such period, without cost, Seller shall provide Buyer with access to and copies of its business records and shall make available its employees for assistance in filing reports relating to the Business with any governmental agency.

       8.5 Minimum Net Worth. Seller agrees that its shareholders equity, determined in accordance with GAAP, shall not be less than $3.5 million at any time prior to nine months after the Closing Date and $1.5 million at any time after the expiration of such nine month period and on or prior to 18 months after the Closing Date; provided that if Buyer in good faith makes a claim for indemnification under Article XII during such period, Seller shall continue to maintain the shareholders equity required at the time of such claim until the resolution of such indemnification claim. Within 30 days after the end of each month during the nine month period mentioned above, Seller shall provide Buyer with its unaudited balance sheet for the immediately preceding month which shall be certified by Seller's chief financial officer that it fairly presents the financial condition of Seller as of its date and was prepared in accordance with GAAP, subject to normal year end audit adjustments.

       8.6    Confidential Information.

              8.6.1 Seller recognizes and acknowledges that certain knowledge and information which it has acquired or developed that relates directly to the Business, such as, but not limited to, the Intellectual Property Assets, in each case, to the extent it relates directly to the Business and was acquired or developed prior to the Closing Date (collectively, "Confidential Information") will be the valuable property of Buyer as a result of the consummation of the Transaction and shall be held by Seller and its subsidiaries in confidence and trust for the sole benefit of Buyer.

              8.6.2 Seller shall, and shall cause its officers, directors and subsidiaries to, not use, disclose, divulge or publish, without the prior written consent of Buyer at any time, any Confidential Information; provided, however, that Confidential Information shall not include (i) information which is known to the public or generally known within the industry of businesses comparable to the Business (other than as a result of Seller's violation of this covenant); (ii) information which Seller is required to disclose pursuant to law or order of a court having jurisdiction over Seller (provided that Seller offers Buyer an opportunity to obtain an appropriate protective order or administrative relief against disclosure of such Confidential Information); (iii) information made available to other parties by the disclosing/owning party without restrictions on their further use or disclosure; (iv) information that has been provided to the United States of America with unlimited rights; or (v) information that has been lawfully acquired by the recipient party from other sources without restriction or use or disclosure.

              8.6.3 Seller agrees that a monetary remedy for a breach of the agreement set forth in this Section 8.6 will be inadequate and impractible and further agrees that such a breach would cause Buyer irreparable harm, and that Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Seller agrees that Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

       8.7 Customer Claims. Following the Closing, and provided that Buyer then operates the Business, in the event that a customer of the Business makes a claim regarding the services rendered, or goods sold, prior to the Closing by Seller with respect to the Business, Buyer shall, without charge to Seller, cause its employees to investigate and analyze the nature and merits of the claim and report the same to Seller. With Seller's prior approval which shall not be unreasonably withheld or delayed, to the extent commercially reasonable and feasible, Buyer shall take such reasonable steps and actions by rendering services or providing goods needed to resolve such claims. Buyer shall be entitled to indemnification under Section 12.2.4 for all costs and expenses related to the investigation and resolution of such claims by Buyer as provided in this Section, all at Buyer's usual commercial rates. Notwithstanding the foregoing, Buyer shall not be deemed to have assumed any of Seller's Liabilities for such claims.

       8.8 Fairfax Lease. Following the Closing, Seller and Buyer will cooperate in good faith with each other and will use their commercially reasonable efforts to, as of a date within a period of three to six months after the Closing Date, either (a) cause a termination of the Seller's lease for its Fairfax, Virginia office, or (b) sublet or assign such lease to a third party, and in the case of (a) or (b), cause the simultaneous termination of the Sub-Lease. Such date will be determined by Buyer, which shall give Seller at least 60 days prior written notice thereof. Such date will not be less than 90 days after the Closing unless Seller and Buyer shall agree otherwise. All costs reasonably incurred in connection with either the termination of such lease by agreement with the landlord, or in subleasing or assigning such lease to a third party will be borne on the basis of two-thirds of the cost thereof by Buyer and one-third of the cost thereof by Seller. Without a limitation on the foregoing, such cost will include all customary real estate brokerage commissions, fees to remodel or renovate the premises, attorneys' fees, costs imposed by the landlord and/or any termination fee that may be imposed by the landlord. Notwithstanding the foregoing, however, any such costs will be subject to the prior approval of the other party which shall not be unreasonably withheld or delayed. In addition, any profit or loss arising from any sublease or assignment shall also be shared two-thirds by Buyer and one-third by Seller. Seller and Buyer shall promptly retain the Irving Group as the exclusive broker to effect the lease termination, sublease or the assignment on terms reasonably acceptable to the parties.

                                   ARTICLE IX

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                                OF BUYER TO CLOSE

       The obligation of Buyer to consummate the Transaction is subject to the fulfillment on or prior to the Closing Date (or such earlier date as is set forth in this Agreement) of the following conditions, any one or more of which may be waived by Buyer:

       9.1 Representations, Warranties and Agreements. The representations and warranties of Seller contained in this Agreement shall be true, correct and accurate in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date. Seller shall have delivered to Buyer a certificate, dated the Closing Date, to such effect.

       9.2 Governmental Permits and Approvals. All Permits and approvals from any governmental or regulatory body required for the lawful completion of the Transaction (including the expiration or early termination of the waiting period under the HSR Act) shall have been obtained, and all transferable Permits that can be transferred to Buyer prior to Closing shall have been transferred to the name of Buyer.

       9.3 Third Party Consents. All consents and approvals from parties to the Assigned Contracts listed on Schedule 9.3 to the assignment of such Assigned Contracts to Buyer, shall have been obtained. Estoppel certificates in the form reasonably acceptable to Buyer with respect to the real estate leases referred to on Schedule 2.1.1, shall have been obtained from the landlords for such properties.

       9.4 Litigation. No action, suit or proceeding shall have been instituted or threatened against Seller or Buyer to restrain, modify or prevent the carrying out of the Transaction or to seek damages or other relief in connection with the Transaction, or that has or could reasonably be expected to have a Material Adverse Effect on the Business or Assets.

       9.5 No Material Adverse Change. There shall have been no material adverse change between the date hereof and the Closing in the Assets, the Business or the financial condition or results of operations of the Business.

       9.6 Transfer Documents. Buyer shall have received assignments and such other instruments and bills of sale, transfer, conveyance and assignment transferring all of the Assets from Seller to Buyer, each in proper legal form to transfer the Assets under applicable law, duly executed by Seller.

       9.7 Legal Opinion. Buyer shall have received an opinion from legal counsel to Seller in the form attached hereto as Exhibit B.

       9.8 Other Agreements. Buyer shall have received (a) the Sub-Contract Agreement, executed by Seller with respect to each Assigned Contract (other than those set forth on Schedule 9.3) for which a consent to assignment is not obtained prior to Closing, (b) the Sub-Lease Agreement, executed by KWI and consented to by the landlord with respect to Seller's Fairfax, Virginia office,
(c) the Security Agreement, executed by Seller and KWI, together with appropriately executed UCC financing statements and the subordination agreement for the benefit of Seller's senior lender(s) who have a first priority security interest in the assets of Seller and as described in Section 7.7.2, and (d) the License Agreement executed by Seller.

       9.9 Retention Agreements. The employees of Seller listed on Schedule 7.9.1(a) and 90% of Seller's employees listed on Schedule 7.9.1(b) shall have entered into Retention Agreements and Offer Letters, respectively.

       9.10 Transition Services Agreement. Buyer shall have received the Transition Services Agreement pursuant to which following the Closing, Seller shall provide certain services to Buyer relating to the Business, duly executed by Seller.

       9.11 Non-Compete and Confidentiality Agreement and Smith Agreement. Buyer shall have received the Non-Compete and Confidentiality Agreement and Smith Agreement, executed by James O. Mulford and Harold Smith, respectively.

       9.12 Certificates, Etc. of Seller. Seller shall have delivered all certified resolutions, certificates, documents or instruments with respect to Seller's authority and such other matters as Buyer's counsel may have reasonably requested prior to the Closing Date.

       9.13 Shareholder Approvals. Seller shall have received the shareholder approvals and Seller shall have amended its Articles of Incorporation in each case as contemplated in Section 7.8.

       9.14 Financial Statement Delivery. Buyer shall have received (a) from Seller's independent certified public accounting firm, a balance sheet of Seller as of December 31, 1999, together with a statement of income for the fiscal year then ended (collectively, the "Audited Statements") which shall contain consolidating information which sets forth a balance sheet and statement of income with regard to ENS, in each case, subjected to the auditing procedures applied in the audit of the Audited Statements, audited by Seller's independent accounting firm, and
(b) from Seller, a certificate executed by Seller to the effect that such financial statements of ENS contained in the Audited Statements present fairly the financial condition of ENS as of such date and the results of operation for ENS for such period and that the revenues of ENS contained in the Audited Statements and the assets and liabilities of ENS contained in the Audited Statements (to the extent such assets and liabilities are of the types and categories being acquired or assumed hereunder) were determined in accordance with GAAP. The certificate referred to in Section 9.14(b) shall be deemed to be a representation and warranty of Seller for all purposes of this Agreement. The incremental costs charged by Seller's accounting firm for the audit of the ENS financial statements included in the Audited Statements shall be shared equally by Seller and Buyer.

       9.15 Approval of Counsel to Buyer. All actions and proceedings hereunder and all documents or other papers required to be delivered by Seller hereunder or in connection with the consummation of the Transaction, and all other related matters shall have been approved by Katten Muchin Zavis, counsel to Buyer, as to their form, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE X

            CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE

       The obligations of Seller to consummate the Transaction is subject to the fulfillment on or prior to the Closing Date (or such earlier date as set forth in this Agreement) of the following conditions, any one or more of which may be waived by Seller:

       10.1 Representations, Warranties and Agreements. The representations and warranties of Buyer contained in this Agreement shall be true, correct and accurate in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied, in all material respects, with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Buyer shall have delivered to Seller a certificate, dated the Closing Date, to such effect.

       10.2 Governmental Permits and Approvals. All Permits and approvals from any governmental or regulatory body required for the lawful completion of the Transaction (including the expiration or early termination of the waiting period under the HSR Act) shall have been obtained.

       10.3 Litigation. No injunction or other order shall be in effect that prohibits the consummation of the Transaction.

       10.4 Legal Opinion. Seller shall receive an opinion from legal counsel to Buyer in the form attached hereto as Exhibit C.

       10.5 The Purchase Price. Buyer shall have paid to Seller the Cash Consideration.

       10.6 Assumption of Assumed Liabilities. Seller shall have received the Bill of Sale, Assignment and Assumption Agreement related to the Assumed Liabilities, duly executed by Buyer.

       10.7 Other Agreements. Seller shall have received (a) the Sub-Contract Agreement, executed by Buyer with respect to certain Assigned Contracts as provided for in Section 9.8, and (b) the Sub-Lease Agreement, executed by Buyer.

       10.8 Retention Agreements. Buyer shall offer to enter into Retention Agreements with Seller's employees listed on Schedule 7.9.1(a) and shall have extended offers of employment to Seller's employees listed on Schedule 7.9.1(b) pursuant to Offer Letters.

       10.9 Approval of Counsel to Seller. All actions and proceedings hereunder and all documents or other papers required to be delivered by Buyer hereunder or in connection with the completion of the Transaction, and all other related matters shall have been approved by Holme, Roberts & Owen LLP, counsel to Seller as to their form, which approval shall not be unreasonably withheld or delayed.

       10.10 Certificates, Etc. of Buyer. Buyer shall have delivered all certified resolutions, certificates, documents or instruments with respect to Buyer's authority and such other matters as Seller's counsel may have reasonably requested prior to the Closing Date.

       10.11 Shareholder Approvals. Seller shall have received the shareholder approvals contemplated by Section 7.8 approving the Transaction.

                                   ARTICLE XI

                       ACTIONS TO BE TAKEN AT THE CLOSING

       The following actions shall be taken at the Closing, each of which shall be conditioned on completion of all the others and all of which shall be deemed to have taken place simultaneously:

       11.1 Transfer and Assumption Documents. Seller shall deliver to Buyer duly executed transfer documents and/or instruments of assignment with respect to the Assets in form and substance reasonably acceptable to Buyer's and Seller's legal counsel. Seller and Buyer will enter into the Bill of Sale, Assignment and Assumption Agreement.

       11.2 Third Party Consents. Seller shall deliver any required written consents to the assignment by Seller of the Assigned Contracts to the extent delivery of such assignment is a condition precedent to Buyer's obligations to consummate the Transaction.

       11.3 The Purchase Price. Buyer shall deliver to Seller the Cash Consideration.

       11.4 Other Agreements. The appropriate parties shall enter into (a) the Sub-Contract Agreement with respect to certain Assigned Contract as provided in
Section 9.8 hereof, (b) the Sub-Lease Agreement, and (c) the Security Agreement.

       11.5 Certificate of Seller. Seller shall deliver to Buyer a closing certificate dated the Closing Date, in a form reasonably satisfactory to Buyer, as contemplated by Section 9.1. Such certificate shall be signed by an executive officer of Seller.

       11.6 Certificate of Buyer. Buyer shall deliver to Seller a closing certificate dated the Closing Date, in a form reasonably satisfactory to Seller, as contemplated by Section 10.1. Said certificate shall be signed by an executive officer of Buyer.

       11.7 Legal Opinion Delivered to Buyer. Buyer shall receive from legal counsel to Seller, the legal opinion required by Section 9.7.

       11.8 Legal Opinion Delivered to Seller. Seller shall receive from Katten Muchin Zavis, counsel to Buyer, the legal opinion required by Section 10.4.

       11.9 Employee Agreements. Buyer shall receive (a) Retention Agreements duly executed by the employees of Seller listed on Schedule 7.9.1(a) and 90% of the employees of Seller listed on Schedule 7.9.1(b), and (b) the Non-Compete and Confidentiality Agreement and Smith Agreement executed by James O. Mulford and Harold Smith, respectively.

       11.10 Transition Services Agreement. Seller and Buyer shall enter into the Transition Services Agreement pursuant to which Seller shall provide certain services to Buyer relating to the Business following the Closing Date.

                                  ARTICLE XII

             SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS AND
                           COVENANTS; INDEMNIFICATION

       12.1 Survival of Representations, Warranties, Agreements and Covenants. All of the representations, warranties, agreements and covenants of the parties contained in this Agreement shall survive the Closing.

       12.2 Indemnity Agreements of Seller. Seller shall indemnify, defend, reimburse and hold harmless Buyer and its officers, directors, employees, shareholders, subsidiaries, agents or other representatives from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, reasonable costs and expenses (including reasonable costs of investigation and defense and reasonable attorney's fees) or diminution of value, whether or not involving a third party claim (collectively, "Losses") resulting from or in connection with:

              12.2.1 any inaccuracy in, or breach of, any representation or warranty, or breach of any covenant or agreement, on the part of Seller contained in any Transaction Document;

              12.2.2 the failure of Seller to comply with the bulk sales or bulk transfer laws of any applicable jurisdiction;

              12.2.3 any Liability of Seller other than the Assumed Liabilities;

              12.2.4 any of the costs and expenses of Buyer referred to in
Section 8.7; and

              12.2.5 any Liability of Seller resulting from any claim of Cisco Systems, Inc. and All Systems, Inc. disclosed in item 1 of Schedule 4.8, the claim of DFAS referred to in item 2 of Schedule 4.8 and the claim of the U.S. Navy referred to in item 3 of Schedule 4.8.

       12.3 Indemnity Agreement of Buyer. Buyer shall indemnify, defend, reimburse and hold harmless Seller and its officers, directors, employees, shareholders, subsidiaries, agents or other representatives from and against any and all Losses, resulting from or in connection with:

              12.3.1 any inaccuracy in, or breach of, any representation or warranty, or breach of any covenant or agreement, on the part of Buyer contained in any Transaction Documents;

              12.3.2 any Assumed Liability;

              12.3.3 the failure of Seller to pay any ENS employees hired by Buyer for accrued sick leave, vacation and floating holidays upon termination of their employment with Seller to the extent such sick leave, vacation or floating holidays are Assumed Liabilities; and

              12.3.4 the use of the name "Enterprise Network Solutions", or any derivative by Buyer following the Closing or the assignment of such name by Seller to Buyer pursuant to the terms of this Agreement; except to the extent such Losses resulted, in whole or in part, from a breach of Seller's representations and warranties with respect to such name contained in Section 4.13.

       12.4   Indemnification Procedure for Third Party Claims.

              12.4.1 Notice of Claim and Defense.

                     (a) The party seeking indemnification under this Article XII shall give the party from whom indemnification is sought prompt written notice of the assertion of any third party claim of which said party has knowledge and which is covered by the indemnity agreements set forth in Section
12.2 or Section 12.3; provided, that the failure to give such notice shall not affect the liability of the indemnifying party except to the extent that such party is actually damaged by reason of such failure to receive notice, and the party obligated to indemnify will undertake the defense thereof by representatives chosen by the party obligated to indemnify but reasonably acceptable to the party seeking indemnification, and the party obligated to indemnify will also have the right to compromise or settle such claim on behalf of and for the account of the party seeking indemnification, provided that the party seeking indemnification shall have no restrictions, obligations or responsibilities under such settlement or compromise and receives a full and unconditional release from such claim.

                     (b) If the party obligated to indemnify, within 15 days after notice of any such claim, fails to give notice that it agrees to defend, the party seeking indemnification will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the party obligated to indemnify.

              12.4.2 Payment of Sums Due. After any final, non-appealable judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been completed, or the parties shall have arrived at a mutually binding agreement, with respect to each separate third party claim indemnified by the party obligated to indemnify, the party seeking indemnification shall forward to the party obligated to indemnify notice of any sums due and owing (and the times when due) by the party seeking indemnification with respect to such claim, and the party obligated to indemnify shall pay such sums jointly to the third party and to the party seeking indemnification in cash, within 30 days after the date of such notice or, if any such sums are due more than 90 days after the date of such notice, 10 days prior to the date each such sum is due.

       12.5 Litigation Support. If, and for so long as, any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) the Transaction, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party, unless the contesting or defending party is entitled to indemnification therefor under this Article XII.

       12.6 Limitations on Indemnification. Notwithstanding any provision in this Agreement to the contrary:

              12.6.1 If the Closing occurs, Seller will have no liability for indemnification hereunder for inaccuracy in, or breach of, any representations and warranties of Seller made in this Agreement or for breach of any covenant or agreement of Seller contained in this Agreement to be performed by Seller prior to the Closing Date unless Buyer notifies Seller of a claim therefor no later than 18 months following the Closing Date with the exception of (a) representations and warranties of Seller set forth in Sections 4.5 and 4.24, notice of a claim must be given no later than thirty (30) days following the expiration of the statute of limitation applicable to matters contained in such representations and warranties, and (b) representations and warranties of Seller relating to title to the Assets, including those set forth in Sections 4.2 and 4.13, for which claims may be made at any time; provided, however, that if notice of a matter which reasonably could give rise to such a claim for indemnification is provided prior to the expiration of the applicable period, which identifies a matter for which indemnification is sought, then a claim for indemnification shall be allowed, even though the claim itself for such matter is not made until after the expiration of the applicable period.

              12.6.2 Seller will have no liability for indemnification with respect to (a) any inaccuracy in, or breach of, any representation or warranty of Seller contained in this Agreement, and (b) any claim for indemnification under Section 12.2.4 with respect to any Assigned

Contract listed on Schedule 2.3.3, until the aggregate amount of all amounts for which such indemnity under (a) and (b) of this Section 12.6.2 would otherwise be due therefor exceeds $250,000, and then only for the amount by which such indemnification liability exceeds $250,000, and the Seller's maximum liability for indemnification with respect to any inaccuracy in, or breach of, any representation or warranty of Seller contained in this Agreement shall be $3,500,000.

              12.6.3 The indemnification provided for in this Article XII shall be the sole and exclusive remedy and recourse for any claim relating to or arising out of any breach of any representation or warranty contained in this Agreement by any party or the breach of any covenant or agreement to be performed on or prior to the Closing Date, except to the extent such breach results from fraud or other intentional misconduct by a party.

       12.7 Seller's indemnification obligation under this Article XII shall be secured by a subordinated security interest in the assets, rights and properties of Seller and its subsidiaries pursuant to the terms and conditions of the Security Agreement attached hereto as Exhibit I. To support the grant of such security interest in the assets of Seller's subsidiaries and to induce Buyer to enter into this Agreement, Seller acknowledges that a portion of the Purchase Price shall be used for the benefit of Seller's subsidiary, including without limitation, repaying outstanding indebtedness of such subsidiary for which such subsidiary has joint and several liability.

                                  ARTICLE XIII

                            TERMINATION OF AGREEMENT

       13.1 Termination. This Agreement may be terminated by notice given prior to the Closing as follows:

              13.1.1 At the election of Buyer, if any one or more of the conditions precedent to the obligation of Buyer to close has not been fulfilled as of April 30, 2000, or if satisfaction of such a condition by such date is or becomes impossible (other than through failure of Buyer to comply with its obligations under this Agreement).

              13.1.2 At the election of Seller, if any one or more of the conditions precedent to the obligation of Seller to close has not been fulfilled as of April 30, 2000, or if satisfaction or such a condition by such date is or becomes impossible (other than through failure of Seller to comply with its obligations under this Agreement).

              13.1.3 At any time, by mutual written consent of the parties.

              13.1.4 By either Buyer or Seller, at any time after May 31, 2000 (unless the party seeking to terminate this Agreement is in material breach of this Agreement).

       13.2 Survival. If this Agreement is terminated pursuant to Section 13.1, this Agreement shall terminate and be of no further force and effect, the Earnest Money Deposit (together with all accrued interest thereon) in full shall be promptly returned to Buyer without setoff (except as hereafter provided) for any reason whatsoever, including, without limitation, any claim by Seller that Buyer breached the representations, warranties, covenants or agreements of this Agreement or otherwise, and none of the parties hereto shall have any liability in respect of such termination, except that (a) if the failure to satisfy the conditions contained herein results from the breach of the representations, warranties, covenants or agreement of a party to this Agreement, and assuming the other party has not committed such a breach, the non-breaching party shall be entitled, as its sole right and remedy, to $500,000 as its liquidated damages for any such breach, and if the breaching party is Buyer, Seller shall be entitled to receive from the Earnest Money Deposit, the amount of such liquidated damages as provided in the Escrow Agreement, and (b) if the Agreement is terminated by reason of the shareholders of Seller not approving the Transaction as contemplated in Section 7.8, Buyer shall be entitled to receive from Seller, upon notice, by wire transfer of funds, a termination fee of $500,000. Notwithstanding the above, the terms of Sections 14.1 and 14.2, this Section 13.2 and the Non-Disclosure Agreement shall survive any such termination.

                                  ARTICLE XIV

                          CERTAIN ADDITIONAL AGREEMENTS

       14.1 Public Statements; Confidentiality of Information. No party will make any public disclosure (including, without limitation, disclosure to Seller's customers) of this Agreement, the Transaction, the Purchase Price or the other terms and conditions of the Transaction without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, provided that the foregoing shall not preclude any party from making any disclosure which, in the opinion of its counsel, is required to be made under applicable federal and state securities laws. In no event shall any disclosure be made without giving the other party an opportunity to comment on the proposed disclosure.

       14.2 Expenses; Sales Tax. Each party shall pay its own costs and expenses, including the fees and disbursements of its respective counsel, in connection with the negotiation, preparation and execution of this Agreement and completion of the Transaction whether or not the Transaction is completed. Buyer shall pay or provide Seller with the funds to pay all sales, use and other transfer taxes, payable under the laws of any applicable jurisdiction, as a result of the Transaction; provided that Seller shall, at the Closing, pay Buyer $10,000 to defray partially such taxes.

       14.3 Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

       14.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when: (a) personally delivered to an officer of the party being notified; or (b) when delivered (and receipted for) by an overnight delivery service; or (c) when delivered by facsimile transmission for which automatic confirmation has been received, addressed in each case as follows:

         IF TO BUYER:

         Dr. Edward H. Bersoff, President and CEO
         BTG, Inc.
         3877 Fairfax Ridge Road
         Fairfax, Virginia  22030-7448
         telephone: 703-383-6515
         facsimile: 703-383-4000

         WITH A COPY TO:

         BTG, Inc.
         3877 Fairfax Ridge Road
         Fairfax, Virginia  22030-7448
         Attention: Deborah Fox, Esq.
         telephone: 703-383-6404
         facsimile: 703-383-4205

         AND TO:

         Katten Muchin Zavis
         525 West Monroe Street
         Suite 1600
         Chicago, Illinois 60661
         Attention: David A. Bronner, Esq.
         telephone: 312-902-5200
         facsimile: 312-577-8725

         IF TO SELLER:

         Mr. James O. Mulford, President and CEO
         SSDS, Inc.
         391 Inverness Drive South
         Suite 300
         Englewood, Colorado  80112
         telephone: 303-925-7500
         facsimile: 303-790-1663

         WITH A COPY TO:

         Holme Roberts & Owen LLP
         1700 Lincoln Street, Suite 4100
         Denver, Colorado 80203
         Attention: Francis R. Wheeler, Esq.
         telephone: 303-861-7000
         facsimile: 303-866-0200

         AND TO:

         SSDS, Inc.
         391 Inverness Drive South
         Suite 300
         Englewood, Colorado  80112
         Attention:  Hugh Norton, Esq.
         telephone: 303-925-7500
         facsimile: 303-790-1663

Any party may change its address by giving notice to every other party.

       14.5 Further Assurances. From and after the date of this Agreement, each of the parties hereto will cooperate with each other and will use its reasonable best efforts without undue cost to obtain all necessary waivers and consents from third parties and to implement the transactions contemplated under this Agreement and the other Transaction Documents. Seller, at any time and from time to time on and after the Closing, upon request by Buyer and without further consideration, shall take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such transfers, conveyances and assurances as may be reasonably requested by Buyer for the better conveying, transferring, assigning, delivering, assuring and confirming the Assets to Buyer.

       14.6 Entire Agreement. This Agreement, including all Schedules and Exhibits hereto, and the other Transaction Documents and a certain Non-Disclosure Agreement dated November 17, 1999 ("Non-Disclosure Agreement"), between Seller and Buyer constitute the entire agreement of the parties with respect to the subject matter hereof. Upon consummation of the Transaction, Buyer's obligations under the Non-Disclosure Agreement with respect to Confidential Information of Seller directly relating to the Business shall terminate, and the balance of the respective obligations of Seller and Buyer thereunder shall survive the Closing in accordance with their terms. This Agreement may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto or as otherwise provided in this Agreement. Any and all previous agreements, representations and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Each of the Schedules and Exhibits to this Agreement is incorporated herein by this reference and expressly made a part hereof.

       14.7 Construction. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means including without limitation. Where appropriate to avoid any ambiguity and to encompass the broadest meaning, the word "and" shall mean "and/or," and the word "or" shall mean "and/or."

       14.8 Rights of Third Parties. All conditions to the obligations of the parties hereto, and all undertakings herein, except as otherwise provided by a written consent, are solely and exclusively for the benefit of the parties hereto and their successors and assigns, and no other Person or entity, including, without limitation, any former ENS employees, shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms, and no other Person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

       14.9 Headings. The Table of Contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       14.10 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the Commonwealth of Virginia, without regard to principles of conflicts or choice of law.

       14.11 Submission to Jurisdiction; Waivers. The parties each hereby irrevocably and unconditionally: (a) hereby submits itself and its property to the non-exclusive jurisdiction of, the federal and state courts having jurisdiction over the Commonwealth of Virginia and State of Colorado; (b) consent to the venue of any such action or proceeding in any of said courts and waives any objection that it may have, now or hereafter, that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (c) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party against whom the action or proceeding is brought at its address set forth in Section 14.4, provided the same is permitted by the appropriate rules of the governing court.

       14.12 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law or with the consent of the other party; provided, that Buyer may assign its rights hereunder to a subsidiary of Buyer; provided, however, that no such assignment shall reduce or otherwise vitiate any of the obligations of Buyer hereunder. Subject to the limitations set forth in the immediately preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       14.13 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

       14.14 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

       IN WITNESS WHEREOF, the parties hereto have caused their names to be hereunto subscribed, all as of the day and year first above written.


                               BTG, INC.


                               By: /s/ Edward H Bersoff
                                  ---------------------------------------------
                                  Dr. Edward H. Bersoff, President and Chief
                                  Executive Officer


                               SSDS, INC.


                               By: /s/ James O. Mulford
                                  ---------------------------------------------
                                  James O. Mulford, President and Chief
                                  Executive Officer

                               FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Amendment") is made as of the 17th day of April, 2000, by and between BTG, Inc., a Virginia corporation ("Buyer"), and KW Holdings, Inc., a Colorado corporation formerly known as SSDS, Inc. ("Seller"), and amends the Asset Purchase Agreement dated as of the 28th day of February, 2000 (the "Agreement") between the same parties.

                                   WITNESSETH:

         WHEREAS, Buyer and Seller desire to amend the Agreement to reduce the portion of the Purchase Price to be paid in cash at Closing by $500,000, without reducing the amount ultimately to be paid after giving effect to the adjustments provided for in Section 3.2 of the Agreement; and

         WHEREAS, capitalized terms that are used herein have the same meanings as in the Agreement;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    AMENDMENT

         1. Section 3.1.1(a) of the Agreement is hereby amended by redesignating clause (ii) thereof as clause (iii) and adding a new clause (ii) to read as follows:

                  "(ii) $500,000, together with interest thereon at the prime interest rate charged by Buyer's senior secured lender from time to time, for the period from the Closing Date until the date of Buyer's payment, subject to the last sentence of the Section 3.1.1, shall be paid to Seller by wire transfer of immediately available funds to an account designated by Seller, such payment to be made on the same date as payments are due under Sections 3.2.3 or 3.2.4 of the Agreement; and"

         2. Section 3.1.1 of the Agreement is hereby amended by adding the following sentence at the end thereof:

         "Buyer may offset any amounts due to Seller from Buyer under Section 3.1.1(a)(ii) against all or a portion of any amount due to Buyer from Seller under Section 3.2.3; provided that such offset shall not affect Seller's obligation to pay the balance of the amount due to Buyer, if any, under Section 3.2.3 after application of such offset and provided further that such offset shall not affect Buyer's obligation to pay the balance of the amount due to Seller, if any, under Section 3.1.1(a)(ii) after application of such offset."

         3. Except as amended hereby, the Asset Purchase Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be hereunto subscribed, all as of the day and year first above written.


                                    BTG, INC.


                                    By: /s/ Edward H. Bersoff
                                       ------------------------------------
                                       Dr. Edward H. Bersoff, President
                                       and Chief Executive Officer


                                    KW HOLDINGS, INC.


                                    By: /s/ Jeffrey D. Rudolph
                                       ------------------------------------
                                       Jeffrey D. Rudolph, Senior Vice
                                       President and Chief Financial Officer